Exhibit 99.1

All Your Foods USA Announces Rights Offering for Its Current Shareholders

All Your Foods USA, a group of companies dedicated to delivering quality healthy food to people’s doorsteps, has just introduced a non-dilutive rights offering for all its existing shareholders.

June 7, 2021 Las Vegas, NV /Vancouver, BC

All Your Foods USA is pleased to announce that it has recently started a rights offering to benefit its huge pool of existing stakeholders. This non-dilutive offering allows each shareholder of the group an opportunity to purchase additional shares in proportion of the number of currently held shares at the price of $0.25 per share. Since each shareholder would only be able to purchase a maximum of rights to purchase their pro rata share in the future, there is no immediate dilution to any shareholder nor any future dilution to participants in the rights offering.

On March 22, 2021, the company entered into a share exchange agreement under which the company acquired 100 percent of the outstanding interests of All Your Foods USA, Inc in exchange for 35,200,000 common shares of the company. On June 11, the group will conduct a conference call where many interested shareholders can be present.

All Your Foods is a trusted name in delivery of healthy, gourmet ready-made meals to homes, businesses and industry partners. The company’s US based division is known as All Your Foods USA. With its state-of-the-art production kitchen in Burnaby, BC, and its massive production facility in North Carolina the company has created a proprietary system that tracks meals from ordering, ingredient acquisition, and meal prep right through to delivery. All meals delivered by the company are freshly made, nutritionally balanced with no preservatives, and designed to optimize customer's health and serve their busy lifestyle.

The meals menu from All Your Foods USA includes entrees and breakfasts with dairy products, eggs, pork, tree nuts, chicken, beef, turkey, fish, soy, shellfish as well as an all-vegan line of dishes. Ala La Carte and weekly subscriptions are also available. The company also supplies white label products to other successful national subscriptions brands in both the USA and Canada.

“We are excited to announce our new non-dilutive rights offering for all our shareholdersAt All Your Foods USA, we strongly believe that our shareholders have always been an intimate part of our success story and I am sure they will continue to support us in the long run,” said Benny Doro, CEO of All Your Foods.

To find out more, please visit https://www.allyourfoods.com/

About All Your Foods Inc.: All Your Foods Inc. is a group of companies operating in the food production sector. The company is committed to providing quality food to homes, businesses and industry partners. The All Your Foods proprietary system tracks meals from ordering, ingredient acquisition, and meal prep right through to delivery.

Contact:

Website: https://www.allyourfoods.com/

Email: ir@allyourfoods.com

Forward-Looking Statements

Certain information in this press release contains forward-looking information. This information is based on management’s reasonable assumptions and beliefs in light of the information currently available to us and is made as of the date of this press release. Actual results and the timing of events may differ materially from those anticipated in the forward-looking information as a result of various factors. Information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. Many factors could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements.

Readers are urged to consider the uncertainties, risks and assumptions carefully in evaluating the forward-looking information and are cautioned not to place undue reliance on such information. We have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law.

All Your Foods does not accept any responsibility for the adequacy or accuracy of this release.